UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 9, 2009

Regal Entertainment Group

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31315 (Commission File Number)	02-0556934 (IRS Employer Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 865-922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On July 9, 2009, Regal Entertainment Group (the “Company”), Regal Cinemas Corporation (the “Issuer”), an indirect wholly owned subsidiary of the Company, and certain subsidiaries of the Issuer named as guarantors therein, entered into a Purchase Agreement (the “Purchase Agreement”) with Credit Suisse Securities (USA) LLC, as the representative (the “Representative”) of the initial purchasers named on Schedule A thereto (the “Initial Purchasers”), with respect to the Issuer’s issuance and sale of $400.0 million in aggregate principal amount of the Issuer’s 8.625% Senior Notes due 2019 (the “Notes”).

The net proceeds from the offering, after deducting the Initial Purchasers’ discount and the estimated offering expenses payable by the Company, were approximately $381.3 million. The Company intends to use all of the net proceeds of the offering to repay a portion of its existing credit facility.

The Purchase Agreement includes customary representations, warranties and covenants. Under the terms of the Purchase Agreement, the Issuer, the Company and the guarantors party thereto have agreed to indemnify the Initial Purchasers against certain liabilities.

Indenture

On July 15, 2009, $400.0 million in aggregate principal amount of the Notes were sold to the Initial Purchasers at a price equal to 97.561% of their face value. The Notes are to be resold by the Initial Purchasers pursuant to Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”). The Notes are governed by an indenture, dated as of July 15, 2009 (the “Indenture”), between the Issuer, the Company and certain subsidiaries of the Issuer named as guarantors therein and U.S. Bank National Association, as trustee (the “Trustee”).

The Notes will bear interest at a rate of 8.625% per year, payable semiannually in arrears in cash on July 15 and January 15 of each year, commencing on January 15, 2010. The Notes will mature on July 15, 2019.

The Notes will be the Issuer’s general senior unsecured obligations and they will: (i) rank equally in right of payment with all of the Issuer’s existing and future senior unsecured indebtedness; (ii) rank senior in right of payment to all of the Issuer’s existing and future subordinated indebtedness, including the Issuer’s existing 9 3/8% senior subordinated notes due 2012; (iii) be effectively subordinated to all of the Issuer’s existing and future secured indebtedness, including all borrowings under the existing credit facility, to the extent of the value of the collateral securing such indebtedness; and (iv) be structurally subordinated to all existing and future indebtedness and other liabilities of any of the Issuer’s subsidiaries that is not a guarantor of the Notes.

The Notes will be fully and unconditionally guaranteed on a joint and several senior unsecured basis (the “Guarantees”) by the Company and all of the Issuer’s existing and future domestic restricted subsidiaries that guarantee its other indebtedness (collectively, the “Guarantors”). The Guarantees will be the Guarantors’ general senior unsecured obligations and they will: (i) rank equally in right of payment with all of the Guarantors’ existing and future senior unsecured indebtedness, including the Company’s 6 ¼% convertible senior notes due 2011; (ii) rank senior in right of payment to all of the Guarantors’ existing and future subordinated indebtedness, including the guarantees of the Issuer’s existing 9 3/8% senior subordinated notes due 2012; (iii) be effectively subordinated to all of the Guarantors’ existing and future secured indebtedness, including the guarantees under the existing credit facility, to the extent of the value of the collateral securing such indebtedness; and (iv) be structurally subordinated to all existing and future indebtedness and other liabilities of any of the Guarantors’ subsidiaries that is not a guarantor of the Notes.

Prior to July 15, 2014, the Issuer may redeem all or any part of the Notes at its option at 100% of the principal amount plus a make-whole premium. The Issuer may redeem the Notes in whole or in part at any time on or after July 15, 2014 at the following redemption prices: (i) during 2014, 104.313%, (ii) during 2015, 102.875%, (iii) during 2016, 101.438% and (iv) 2017 and thereafter, 100.000%, of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date. In addition, prior to July 15, 2012, the Issuer may redeem up to 35% of the original aggregate principal amount of Notes from the net proceeds of certain equity offerings at a redemption price of 108.625% of principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date.

If the Issuer undergoes a change of control (as defined in the Indenture), holders may require the Issuer to repurchase all or a portion of their Notes at a price equal to 101% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest, if any, to the repurchase date.

The Indenture contains covenants that limit the Issuer’s (and its restricted subsidiaries’) ability to, among other things: (i) incur additional indebtedness; (ii) pay dividends on or make other distributions in respect of its capital stock, purchase or redeem capital stock, or purchase, redeem or otherwise acquire or retire certain subordinated obligations; (iii) enter into certain transactions with affiliates; (iv) permit, directly or indirectly, it to create, incur, or suffer to exist any lien, except in certain circumstances; (v) create or permit encumbrances or restrictions on its ability to pay dividends or make distributions on its capital stock, make loans or advances to its subsidiaries (or the Issuer), or transfer any properties or assets to its subsidiaries (or the Issuer); and (vi) merge or consolidate with other companies or transfer all or substantially all of its assets. The Indenture also requires any of the Issuer’s subsidiaries guaranteeing certain indebtedness of the Issuer or any Guarantor after the Notes are issued to execute a supplemental indenture by which it guarantees payment of principal and interest on the Notes on a senior unsecured basis. Note, however, that these covenants are subject to a number of important limitations and exceptions. The Indenture contains other customary terms, including, but not limited to, events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Registration Rights Agreement

On July 15, 2009, in connection with the sale of the Notes, the Issuer and the Guarantors entered into a registration rights agreement with the Initial Purchasers (the “Registration Rights Agreement”) of the Notes.

Under the Registration Rights Agreement, the Issuer has agreed to consummate an exchange offer pursuant to an effective registration statement filed with the Securities and Exchange Commission (the “SEC”) to allow purchasers of the Notes to exchange the Notes for a new issue of substantially identical debt securities registered under the Securities Act (the “Exchange Notes”). Further, under certain circumstances described in the Registration Rights Agreement, the Issuer has agree to file a shelf registration statement to cover resales of the Exchange Notes (the “Exchange Offer Registration Statement”).

Specifically, the Issuer has agreed to file within 90 days after July 15, 2009, the Exchange Offer Registration Statement, use its reasonable best efforts to have declared effective the Exchange Offer Registration Statement within 150 days after July 15, 2009 and use its reasonable best efforts, subject to applicable law, to consummate the exchange offer within 30 business days thereafter. If the Issuer fails to comply with these time periods or with certain other obligations in the Registration Rights Agreement (a “Registration Default”), then the annual interest rate on the Notes will increase by 0.25% per year for each subsequent 90-day period during which the Registration Default continues, up to a maximum additional interest rate of 0.50% per year over 8.625% If the Registration Default is corrected, then the applicable interest rate on such Notes will revert to 8.625%.

Item 2.03 Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers may then resell the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A or Regulation S under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

Item 9.01.           Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

4.1

Indenture, dated July 15, 2009, by and between Regal Cinemas Corporation, Regal Entertainment Group, certain subsidiaries of Regal Cinemas Corporation listed as guarantors on the signature pages thereto and U.S. Bank National Association, including the form of 8.625% Senior Note due 2019 (included as Exhibit A to the Indenture)

4.2

Registration Rights Agreement, dated July 15, 2009, by and between Regal Cinemas Corporation, Regal Entertainment Group, certain subsidiaries of Regal Cinemas Corporation listed as on the signature pages thereto and the initial purchasers listed therein

10.1

Purchase Agreement, dated July 9, 2009, among Regal Cinemas Corporation, Regal Entertainment Group, certain subsidiaries of Regal Cinemas Corporation listed as guarantors on the signature pages thereto and Credit Suisse Securities (USA) LLC, as representatives of the initial purchasers listed on Schedule A thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: July 15, 2009	By:	/s/ David H. Ownby
	Name:	David H. Ownby
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1

Indenture, dated July 15, 2009, by and between Regal Cinemas Corporation, Regal Entertainment Group, certain subsidiaries of Regal Cinemas Corporation listed as guarantors on the signature pages thereto and U.S. Bank National Association, including the form of 8.625% Senior Note due 2019 (included as Exhibit A to the Indenture)

4.2

Registration Rights Agreement, dated July 15, 2009, by and between Regal Cinemas Corporation, Regal Entertainment Group, certain subsidiaries of Regal Cinemas Corporation listed as on the signature pages thereto and the initial purchasers listed therein

10.1

Purchase Agreement, dated July 9, 2009, among Regal Cinemas Corporation, Regal Entertainment Group, certain subsidiaries of Regal Cinemas Corporation listed as guarantors on the signature pages thereto and Credit Suisse Securities (USA) LLC, as representatives of the initial purchasers listed on Schedule A thereto